As filed with the Securities and Exchange Commission on July 10, 2012

Registration File No. 2-92497

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Total System Services, Inc.

(Exact name of each registrant as specified in its charter)

Georgia	58-1493818
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

One TSYS Way

Columbus, Georgia 31901

(706) 649-2310

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Total System Services, Inc. Employee Stock Purchase Plan

(Full title of the Plan)

Kathleen Moates

Senior Deputy General Counsel

Total System Services, Inc.

One TSYS Way

Columbus, Georgia 31901

(706) 649-2310

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated Filer	☐

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

The purpose of this Post-Effective Amendment No. 1 is to deregister any shares and plan participation interests remaining under the Registration Statement on Form S-8 (Registration No. 2-92497) previously filed by Total System Services, Inc. (the “Company”) on August 1, 1984 with the Securities and Exchange Commission, pertaining to the registration of shares of the Company’s common stock, par value $.10 per share, and plan participation interests offered to eligible employees of the Company and to its subsidiaries pursuant to the Total System Services, Inc. Employee Stock Purchase Plan (“Plan”). On May 1, 2012, the Company’s shareholders approved the Total System Services, Inc. 2012 Employee Stock Purchase Plan (the “New Plan”), and the New Plan became effective on July 1, 2012. Concurrently with the effectiveness of the New Plan, the Plan terminated and no additional shares of common stock will be offered under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Georgia, on the 10th day of July, 2012.

TOTAL SYSTEM SERVICES, INC.
(Registrant)

By:	/s/ Philip W. Tomlinson
Philip W. Tomlinson,
Principal Executive Officer and
Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, as amended, the Plan has duly caused this Post Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus and State of Georgia on the 10th day of July, 2012.

TOTAL SYSTEM SERVICES, INC.
EMPLOYEE STOCK PURCHASE PLAN

By:	/s/ Philip W. Tomlinson
Philip W. Tomlinson,
Principal Executive Officer and
Chairman of the Board
Total System Services, Inc.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

/s/ Philip W. Tomlinson	Date: July 10, 2012
Philip W. Tomlinson,
Principal Executive Officer and Chairman of the Board

/s/ M. Troy Woods	Date: July 10, 2012
M. Troy Woods,
President and Director

/s/ James B. Lipham	Date: July 10, 2012
James B. Lipham,
Senior Executive Vice President and Principal Financial Officer

/s/ Dorenda K. Weaver	Date: July 10, 2012
Dorenda K. Weaver,
Chief Accounting Officer

Date:
James H. Blanchard,
Director

/s/ Richard Y. Bradley	Date: July 10, 2012
Richard Y. Bradley,
Director

/s/ Kriss Cloninger III	Date: July 10, 2012
Kriss Cloninger III,
Director

Date:
Walter W. Driver, Jr.,
Director

/s/ Gardiner W. Garrard, Jr.	Date: July 10, 2012
Gardiner W. Garrard, Jr.,
Director

/s/ Sidney E. Harris	Date: July 10, 2012
Sidney E. Harris,
Director

/s/ Mason H. Lampton	Date: July 10, 2012
Mason H. Lampton,
Director

Date:
H. Lynn Page,
Director

/s/ John T. Turner	Date: July 10, 2012
John T. Turner,
Director

/s/ Richard W. Ussery	Date: July 10, 2012
Richard W. Ussery,
Director

/s/ James D. Yancey	Date: July 10, 2012
James D. Yancey,
Director

/s/ Rebecca K. Yarbrough	Date: July 10, 2012
Rebecca K. Yarbrough,
Director

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